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                                                                    EXHIBIT 21.1

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                            WORLDWIDE SUBSIDIARY LIST

                                                     PERCENTAGE   STATE/COUNTRY
                                                     OWNERSHIP    INCORPORATION
                                                     ----------   -------------
Fisher Scientific Company L.L.C...................   100          Delaware
Fisher Scientific Company.........................   100          Canada
Fisher Hamilton L.L.C.............................   100          Delaware
Systems Manufacturing Corporation.................   100          Delaware
Alchematrix LLC...................................   100          Delaware
Fisher Scientific GmbH............................    93.4        Germany
Fisher Scientific of the Netherlands B.V..........   100          Netherlands
Fisher Scientific B.V.............................   100          Netherlands
Fisher Scientific Worldwide Inc...................   100          Delaware
Fisher Scientific Worldwide Holdings C.V..........   100          Netherlands
Fisher Scientific Europe Holdings B.V.............   100          Netherlands
Fisher Clinical Services Holdings Gmbh............   100          Switzerland
Fisher Clinical Services AG.......................   100          Switzerland
Fisher Scientific Belgium Holding B.V.B.A. .......   100          Belgium
Acros Organics B.V.B.A............................   100          Belgium
Fisher Scientific Holding Company.................   100          Delaware
Fisher Scientific Holding U.K., Limited...........   100          United Kingdom
Fisher Scientific U.K., Limited...................   100          United Kingdom
Fisher Scientific The Hague IB.V. ................   100          Netherlands
Fisher Bioblock Scientific S.A.S..................   100          France
Fisher Scientific S.A.S...........................   100          France
FSI Receivables Corp. ............................   100          Delaware
Medical Analysis Systems, Inc. ...................    71          California
Fisher Clinical Services Inc. ....................   100          Pennsylvania
Cole-Parmer Instrument Company....................   100          Illinois
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